NEITHER THIS SECURITY NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE SECURITIES ACT.  EACH HOLDER HEREOF (“HOLDER”), AND EACH OWNER OF A BENEFICIAL INTEREST HEREIN BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF KAYNE ANDERSON MLP INVESTMENT COMPANY (THE “COMPANY”) THAT THIS SECURITY MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A)(1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY.  THE HOLDER OF THIS NOTE SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

NO. 1	CUSIP NO. 486606 AG1

KAYNE ANDERSON MLP INVESTMENT COMPANY
SERIES HH FLOATING RATE SENIOR NOTE

Principal Amount:	$175,000,000
Regular Record Date:	The Business Day next preceding the applicable Interest Payment Date
Original Issue Date:	August 22, 2013
Stated Maturity:
August 19, 2016; provided that if the Stated Maturity would otherwise be a day that is not a Business Day, the Stated Maturity will be the next succeeding Business Day, and no additional interest shall accrue as a result of such delayed payment

Interest Payment Dates:
19th day of each March, June, September and December in each year (commencing September 19, 2013) and at the Stated Maturity; provided that if any such date shall not be a Business Day, such Interest Payment Date shall be postponed to be the next Business Day

Interest Rate:	The Adjusted LIBOR Rate, which is LIBOR plus 1.25% per annum, as determined by the Calculation Agent
Authorized Denominations:	$100,000 and any integral multiple thereof

Kayne Anderson MLP Investment Company, a Maryland corporation (the “Company,” which term includes any successor corporation under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Seventy-Five Million Dollars ($175,000,000) at the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on each Interest Payment Date as specified above, commencing on September 19, 2013, and at the Stated Maturity, at the Adjusted LIBOR Rate determined in accordance with the provisions specified below until the principal hereof is paid or made available for payment and at the Default Rate on any overdue principal (including any overdue required or optional prepayment of principal), any LIBOR Breakage Amount, any premium, and (to the extent legally enforceable) any overdue installment of interest.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Holder of this Note (this “Note”) as his, her or its name appears on the Security Register on the Regular Record Date as specified above next preceding such Interest Payment Date.  Except as otherwise provided in the Indenture, any interest in arrears for any past Interest Period may be paid at any time, without reference to any regular Interest Payment Date, to the Holder of this Note as his, her or its name appears on the Security Register on such date, not exceeding fifteen (15) days preceding the payment date thereof, as may be fixed by the Company.

The Series HH Notes (as defined on the reverse hereof) will bear interest for each Interest Period at a per annum rate determined by the Calculation Agent.  The interest rate applicable during each Interest Period will be the Adjusted LIBOR Rate, which will be equal to LIBOR for such Interest Period plus 1.25%.  On or promptly after the second London Business Day preceding each Interest Period (which, in the case of the first Interest Period, shall be on or promptly after the third London Business Day before the Original Issue Date as specified above), notice of the applicable Adjusted LIBOR Rate for such Interest Period shall be given by the Calculation Agent to the Holders of the Series HH Notes and the Company.  The Calculation Agent’s determination of the Adjusted LIBOR Rate shall be conclusive, absent manifest error.  In addition to all other amounts due and payable under the Indenture and under the Series HH Notes, the Adjusted LIBOR Rate applicable to each Series HH Note shall be increased by an amount equal to 1.00% per annum during any Adjustment Period.

Concurrent with the execution of this Note, the Company has entered into a Registration Rights Agreement (the “Registration Rights Agreement”).  Pursuant to and subject to the provisions of the Registration Rights Agreement, if (a) an offer of the Company to issue and deliver to the Holders of the Series HH Notes that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Series HH Notes, a like aggregate principal amount of floating rate senior notes identical in all material respects to the Series HH Notes, except for references to restrictive legends and references to the Registration Rights Agreement (the “Exchange Notes”), has not been consummated within 240 days after the Original Issue Date, or (b) after either the exchange offer registration statement covering the Exchange Notes or the shelf registration statement covering the resale of the Series HH Notes (the “Resale Notes”) has been declared effective, such registration statement thereafter ceases to be effective or usable in connection with resales of Exchange Notes or the Resale Notes, in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) and (b), a “Registration Default”), then, as liquidated damages, interest (“Special Interest”) will accrue on the principal amount of the Series HH Notes (in addition to the stated interest on the Series HH Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.  Special Interest will accrue at a rate of 0.25% per annum with respect to the first 90-day period immediately following the occurrence of the first Registration Default and will increase to 0.50% per annum with respect to each subsequent 90 day period thereafter until all Registration Defaults have been cured; provided, however, that for the avoidance of doubt, such Special Interest shall not accrue during any subsequent 90 day period at a rate in excess of 0.50% per annum.  The Company shall pay Special Interest on regular interest payment dates in the same manner and to the same Persons as other interest.  Prior to determining a Registration Default relating to clause (b) of this paragraph, the Company’s right, pursuant to the Registration Rights Agreement, to defer the filing of any registration statement covering the Exchange Notes or Resale Notes (or suspend sales under any registration statement or defer the updating of any such registration statement and suspend sales thereunder) for a period of not more than 60 consecutive days (and, in the aggregate, not more than 90 days per any one calendar year period) if it determines that it would be materially detrimental to the Company to file such registration statement and concludes, as a result, that it is in the Company’s best interests and the best interests of its stockholders to defer the filing of such registration statement or suspend such sales at such time, shall be taken into account.  The Series HH Notes and any Exchange Notes shall be treated as a single class for all purposes under the Indenture, and unless the context otherwise requires, all references to the Series HH Notes shall include any Exchange Notes.  The Company shall give the Trustee prompt written notice of the occurrence and cure of a Registration Default.

“Adjustment Period” means, with respect to any calculation of the applicable interest rate in respect of the Series HH Notes, any period of time during which any Series HH Note has a current rating of less than “A-” by Fitch Ratings or less than its equivalent by any other nationally recognized statistical ratings organization.

“Business Day” means any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

“Calculation Agent” means an agent appointed by the Company to calculate LIBOR for purposes of the Indenture, which shall initially be the Trustee.

“Interest Period” or “Series HH Interest Period” means each period commencing on the Original Issue Date and, thereafter, commencing on an Interest Payment Date and continuing up to, but not including, the next Interest Payment Date.

“LIBOR” means, for any Series HH Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred thousandth of a percentage point) for deposits in U.S. dollars for a three-month period which appears on the Bloomberg Financial Markets Service Page BBAM 1 (or if such page is not available, the Reuters Screen LIBO Page) as of 11:00 a.m. (London, England time) on the date two (2) London Business Days before the commencement of such Series HH Interest Period (or three (3) London Business Days prior to the beginning of the first Series HH Interest Period).  “Reuters Screen LIBO Page” means the display designated as the “LIBO” page on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. Dollar deposits).  If such rate does not appear on the Bloomberg Financial Markets Service Page BBAM 1 (or if such page is not available, the Reuters Screen LIBO Page) as of 11:00 a.m. (London, England time) on the date two (2) London Business Days before the commencement of such Series HH Interest Period (or three (3) London Business Days prior to the beginning of the first Series HH Interest Period), LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for such Series HH Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market (which may include affiliates of the initial purchaser of the Series HH Notes) selected by the Calculation Agent (as directed by the Issuer), at approximately 11:00 a.m., London time, on the day on which interest is determined for that Series HH Interest Period.  The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate.  If at least two such quotations are provided, LIBOR with respect to that Series HH Interest Period will be the arithmetic mean of such quotations.  If fewer than two quotations are provided, LIBOR with respect to that Series HH Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City (which may include affiliates of the initial purchaser of the Series HH Notes) selected by the Calculation Agent (as directed by the Issuer), at approximately 11:00 a.m., New York City time, on the day on which interest is determined for that Series HH Interest Period for loans in U.S. dollars to leading European banks for that Series HH Interest Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, LIBOR for that Series HH Interest Period will be the same as LIBOR as determined for the previous Series HH Interest Period.

“London Business Day” means a day that is a Business Day and a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

Any interest payment made on the Series HH Notes shall first be credited against the earliest accrued but unpaid interest due with respect to such Series HH Notes.  Interest on the Series HH Notes shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

Payment of the principal of and interest due at the Stated Maturity or earlier prepayment of the Series HH Notes shall be made upon surrender of the Series HH Notes at the Corporate Trust Office of the Trustee.  The principal of, premium, if any, and interest on the Series HH Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto. Notwithstanding the foregoing, as long as the Series HH Notes are represented by one or more Global Notes, payments with respect to such Global Notes shall be made in accordance with the customary procedures of the Depositary.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date hereof.

Dated: August ___, 2013

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:
James C. Baker
Executive Vice President

Attest:

Terry A. Hart
Chief Financial Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

(Reverse Side of Note)

This Note is one of a duly authorized issue of senior notes of the Company (the “Notes”), issued and issuable in one or more series under an Indenture of Trust, dated as of August 22, 2013, as supplemented (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered.  This Note is one of the series designated on the face hereof as Series HH Floating Rate Senior Notes (the “Series HH Notes”).  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

The Company may, subject to the terms and conditions of the Indenture, at its option, (i) prepay at any time all or any part of the Series HH Notes beginning thirty (30) days after the Original Issue Date at 100% of the principal amount so prepaid, together with accrued interest thereon to the date of such prepayment and Series HH Prepayment Amount and any LIBOR Breakage Amount (unless the date specified for prepayment is an Interest Payment Date) determined for the prepayment date with respect to such principal amount; (ii) prepay all of this Note, so long as no Default or Event of Default exists, on or after the date which is ninety (90) days prior to the Stated Maturity at 100% of the principal amount of the Series HH Notes, together with interest on the Series HH Notes accrued to the date of prepayment and without any Series HH Prepayment Amount or LIBOR Breakage Amount; and (iii) prepay all or any part of the Series HH Notes to cure a certain Default as specified in the Indenture at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment and the Series HH Prepayment Amount and any LIBOR Breakage Amount determined for such prepayment date with respect to the principal amount.

The Series HH Notes will not have a sinking fund.

If an Event of Default with respect to the Series HH Notes shall occur and be continuing, all of the Series HH Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits the Company and the Trustee to enter into one or more indentures supplemental to the Indenture (i) for certain purposes, without the consent of any Holders of the Notes; (ii) for certain other purposes, with the consent of Holders of a majority in principal amount of the Outstanding Notes of all series affected by such supplemental indenture; and (iii) for certain other purposes, with the consent of the Holder of each Outstanding Note affected thereby.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rates, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Notes of this series are issuable only in registered form without coupons in denominations of $100,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE SECURITIES DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE SECURITIES DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

As provided in the Indenture and subject to certain limitations therein set forth, this Note may be transferred only as permitted by the legend hereto.  Each Holder shall be deemed to understand that the offer and sale of this Note has not been registered under the Securities Act and that this Note may not be offered or sold except as permitted in the following sentence.  Each Holder shall be deemed to agree, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that if such Holder sells any Notes, such Holder will do so only (A) to the Company, (B) to a person whom it reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) pursuant to the exemption from registration provided by Rule 144 (if available), (D) in accordance with another applicable exemption from the registration requirements of the Securities Act (and based upon an Opinion of Counsel acceptable to the Company), or (E) pursuant to an effective registration statement under the Securities Act, and each Holder is further deemed to agree to provide to any person purchasing any Notes from it a notice advising such purchaser that resales of the Notes are restricted as stated herein.

Each Holder shall be deemed to understand that, on any proposed resale of any Notes pursuant to the exemption from registration under Rule 144 under the Securities Act, any Holder making any such proposed resale will be required to furnish to the Trustee and Company such certifications, legal opinions, and other information as the Trustee and Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.

Interests in this Global Note may be transferred only as permitted by the legends hereto. None of the Company, the Trustee, the Paying Agent or the Security Registrar or any agent of the Company, the Trustee, the Paying Agent or the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed by such legends or under applicable law with respect to any transfer of any interest in this Global Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note). If this Global Note should be exchanged for Series HH Notes registered in the name of any Person other than the Depositary or a nominee thereof (“Definitive Notes”), until such time as the offer and sale of the Definitive Notes are registered under the Securities Act, registrations of transfer of such Definitive Notes shall be subject to the delivery by the transferors and transferees thereof of such certifications as shall be prescribed by the Company with respect to the compliance of such transfers with the provisions of the Securities Act and the rules and regulations thereunder.

This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in	UNIF GIFT MIN ACT-	Custodian
	common		(Cust)	(Minor)
TEN ENT-	as tenants by the
entireties
JT TEN-	as joint tenants		under Uniform Gifts to
	with right of		Minors Act
survivorship and
not as tenants
	in common		(State)

Additional abbreviations may also be used
though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.